SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2007

WASTE INDUSTRIES USA, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission File Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 325-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 21, 2007, Waste Industries USA, Inc. (“Waste Industries”) received notice of a complaint filed against it and other defendants on December 19, 2007 in the Superior Court of Wake County, North Carolina. The plaintiff claims to have been a shareholder of Waste Industries at all relevant times cited in the complaint. The lawsuit names as defendants Waste Industries and its five directors, Lonnie C. Poole, Jr., Jim W. Perry, Paul F. Hardiman, Glenn E. Futrell and James A. Walker.

The lawsuit alleges that the Waste Industries directors breached their fiduciary duties to Waste Industries’ shareholders by, among other things, engaging in improper, unfair dealing and wrongful and coercive conduct in approving the agreement and plan of merger, dated December 17, 2007, among Waste Industries, Marlin HoldCo LP, a Delaware limited partnership (“HoldCo”), and its wholly owned subsidiary, Marlin MergeCo Inc., a North Carolina corporation (“MergeCo”). Pursuant to the terms of the merger agreement, MergeCo will merge with and into Waste Industries, and, as a result, Waste Industries will continue as the surviving corporation and a wholly owned subsidiary of HoldCo. HoldCo is owned by an investor group led by Lonnie C. Poole, Jr., Waste Industries’ founder and Chairman, and Jim W. Perry, Waste Industries’ President and Chief Executive Officer, and financial partners Macquarie Infrastructure Partners and GS Direct, LLC, an affiliate of Goldman, Sachs & Co.

The plaintiff seeks class action designation for the lawsuit, certifying the plaintiff as the class representative, enjoining the proposed merger, awarding plaintiff the costs and disbursements related to the lawsuit, including attorneys and financial expert fees, and such other relief as the court deems just and proper.

Although no assurances can be made with respect to any litigation, Waste Industries believes all of the allegations of wrongdoing in the complaint to be without merit and denies any wrongdoing. In addition, Waste Industries has been advised that the other defendants named in the complaint believe all of the allegations of wrongdoing in the complaint to be without merit and deny any breach of duty to or other wrongdoing with respect to the plaintiff and any plaintiff class, should one be designated.

The foregoing description of the complaint does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the complaint, which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Class Action Complaint filed in the Superior Court of Wake County, North Carolina and dated December 19, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.

Date: December 28, 2007

/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer

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